Exhibit 5.1


                                SULLIVAN & WORCESTER LLP
                                ONE POST OFFICE SQUARE
                              BOSTON, MASSACHUSETTS 02109
                                    (617) 338-2800
                                 FAX NO. 617-338-2880
    IN WASHINGTON, D.C.                                    IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
      (202) 775-8190                                         (212) 486-8200
   FAX NO. 202-293-2275                                    FAX NO. 212-758-2151


                                          March 27, 1996



Key Energy Group, Inc.
255 Livingston Avenue
New Brunswick, NJ  08901

         Re:      Registration Statement on Form S-3 No. (333-01777)

Dear Sir or Madam:

         In accordance with the Securities Act of 1933, as amended, Key Energy Group, Inc., a Maryland corporation ("Key"), has filed a registration statement on Form S-3 (No. 333-01777) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register (i) 4,560,463 shares (the "Merger Shares") of Common Stock, par value $.10 per share (the "Common Stock");
(ii) the resale of five-year warrants (the "Merger Warrants") to purchase 569,642 shares of Common Stock at an exercise price of $6.75 per share; and
(iii) 644,642 shares of Common Stock issuable upon exercise of the Merger Warrants and upon exercise of a warrant issued to CIT Group/Credit Finance, Inc. (the "Warrant Shares"). The Merger Shares and the Merger Warrants will be issued as consideration under the Agreement and Plan of Merger, dated November 18, 1995, as amended, providing for the merger of WellTech, Inc. with and into Key. This opinion is furnished to you to be filed as Exhibit 5.1 to Amendment No. 1 to the Registration Statement.

         We have acted as counsel to Key in connection with the preparation of the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Articles of Incorporation of Key, as amended to date, as well as a proposed amendment to such Articles of Incorporation, corporate records, certificates and statements of officers and accountants of Key and of public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

         We express no opinion herein as to the laws of any jurisdiction other than The Commonwealth of Massachusetts. Insofar as this opinion involves matters of Maryland law, we have relied solely upon the opinion of Piper & Marbury L.L.P., a copy of which is filed with the Registration Statement as Exhibit 5.2.

Key Energy Group, Inc.
March 27, 1996
Page 2
         Presently, Key's charter authorizes for issuance of 10,000,000 shares of Common Stock. At a Special Meeting in Lieu of the Annual Meeting, held on March 26, 1996, the stockholders of Key approved a charter amendment which will, inter alia, increase the total number of authorized shares of Common Stock from 10,000,000 to 25,000,000. When the Articles of Amendment and Restatement reflecting the same have been filed with the State of Maryland, the Merger Shares and the Warrant Shares will be authorized for issuance.

         Based on and subject to the foregoing, we are of the opinion that the Merger Shares, the Merger Warrants and the Warrant Shares have been duly and validly authorized by Key and, when issued, said Merger Shares, Merger Warrants and the Warrant Shares will be validly issued, fully paid and nonassessable.

         The opinions expressed in this letter are solely for use by Key and its stockholders in connection with the filing of the Registration Statement. This opinion may not be relied on by any other person or by you without our prior written approval. The opinions expressed in this letter are limited to the matters set forth herein, and no other opinions should be inferred beyond the matters expressly stated.

         All of the opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions or advise you of changes in our opinions to reflect facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm made therein under the caption "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

                                Very truly yours,


                                /s/ SULLLIVAN & WORCESTER LLP
                                SULLIVAN & WORCESTER  LLP